SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Electronic Arts Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ELECTRONIC ARTSTM

2001

NOTICE OF ANNUAL

STOCKHOLDERS MEETING

AND

PROXY STATEMENT

PLEASE COMPLETE, SIGN, DATE AND

RETURN YOUR PROXY CARD PROMPTLY

LETTER TO STOCKHOLDERS

June 29, 2001

Dear Fellow Stockholders:

You are cordially invited to join us at the 2001 Annual Meeting of Stockholders that will be held at 207 Redwood Shores Parkway in Redwood City, California on August 1, 2001 at 3:00 p.m. At this meeting the stockholders will elect eight Directors, vote on an amendment to the 2000 Class A Equity Incentive Plan and ratify the appointment of KPMG LLP as our auditors for the next year. We will also report on our performance in the last year and answer your questions. Our products will be on display before and after the meeting.

Enclosed with this Proxy Statement are your voting instructions and our 2001 Annual Report.

We know that it is not practical for most stockholders to attend the Annual Meeting in person. Whether or not you attend, your vote is important. You may vote your shares via the internet, or a toll-free telephone number. Instructions for using these services are provided on your proxy card. Of course you may still vote your shares on the proxy card.

I look forward to seeing you at the meeting.

Sincerely,

Lawrence F. Probst III
Chairman and Chief Executive Officer

VOTING INSTRUCTIONS

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE STRONGLY ENCOURAGE YOU TO DESIGNATE THE PROXIES SHOWN ON THE ENCLOSED CARD TO VOTE YOUR SHARES.

WE ARE PLEASED TO OFFER YOU THREE OPTIONS FOR DESIGNATING THE PROXIES AND INDICATING YOUR VOTING PREFERENCES:

(1)	you may complete, sign, date and return by mail the enclosed proxy card OR
(2)	you may follow the instructions found on the proxy card and vote by telephone OR
(3)	you may follow the instructions found on the proxy card and vote via the internet

If you choose to vote via telephone or the internet, you will have a PIN number assigned to you on the proxy card that you will use to safeguard your vote.

NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

Notice of 2001 Annual Meeting of Stockholders

DATE:	August 1, 2001
TIME:	3:00 P.M.
PLACE:	ELECTRONIC ARTS HEADQUARTERS
Auditorium – North Pole/South Pole
207 Redwood Shores Parkway
Redwood City, CA 94065

MATTERS TO BE VOTED UPON:

1.	Election of eight Directors to hold office for a one-year term;
2.	Amendment of the 2000 Class A Equity Incentive Plan to increase by 6,000,000 the number of shares of the Company’s Class A common stock reserved for issuance under the Plan;
3.	Ratification of the appointment of KPMG LLP as our independent auditors for fiscal year 2002; and
4.	Any other matters that may properly come before the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR EACH OF THE NOMINEES AND FOR EACH PROPOSAL.

Stockholders owning Company shares at the close of business on June 4, 2001 are entitled to attend and vote at the meeting. A complete list of these stockholders will be available at the Company’s headquarters prior to the meeting.

By Order of the Board of Directors,

Senior Vice President,
General Counsel and Secretary

PROXY STATEMENT

PROXY STATEMENT

Our Board of Directors is soliciting proxies for the 2001 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board set June 4, 2001 as the record date for the meeting. Stockholders who owned the Company’s Class A common stock on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. There were 136,323,266 shares of the Company's Class A common stock outstanding on the record date.

Stockholders who owned the Company’s Class B common stock on that date are entitled to vote at and attend the meeting, with each share entitled to .05214 of one vote. There were 6,250,000 shares of the Company's Class B common stock outstanding on the record date, representing 325,875 votes.

Voting materials, which include the Proxy Statement, Proxy Card and 2001 Annual Report, are being mailed to stockholders on or about June 29, 2001.

In this Proxy Statement:

• “EA”, “we” and “Company” mean Electronic Arts Inc.

• “2000 Class A Plan”, or “Class A Plan” means the Company’s 2000 Class A Equity Incentive Plan.

• “2000 Class B Plan” means the Company’s 2000 Class B Equity Incentive Plan.

• Holding shares in “street name” means your Company shares are held in an account at a brokerage firm.

• All Class A common stock numbers have been adjusted to reflect a one share for one share stock dividend effected September 8, 2000, unless otherwise noted.

QUESTIONS AND ANSWERS

COMMONLY ASKED QUESTIONS and ANSWERS

Q:	Why am I receiving this Proxy Statement and Proxy Card?
A:	This Proxy Statement describes proposals on which we would like you, as a stockholder, to vote. It also gives you information on these proposals, as well as other information so that you can make an informed decision.

Q:	Who can vote at the Annual Meeting?
A:	Stockholders who owned EA’s Class A and Class B common stock on June 4, 2001 may attend and vote at the Annual Meeting. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to .05214 of one vote. There were 142,573,266 shares of the Company’s Class A and Class B common stock outstanding on June 4, 2001, representing a total of 136,649,141 votes.

Q:	What is the Proxy Card?
A:	The proxy card enables you to appoint Lawrence F. Probst III and E. Stanton McKee, Jr. as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing Mr. Probst and Mr. McKee to vote your shares at the meeting as you have instructed them on the proxy card. This way your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting it is a good idea to complete and return your proxy card before the meeting date just in case your plans change.
If a proposal comes up for vote at the meeting that is not on the proxy card, Mr. Probst and Mr. McKee will vote your shares, under your proxy, according to their best judgment.

Q:	What am I voting on?
A:	We are asking you to:
• elect eight Directors
• amend the 2000 Class A Equity Incentive Plan to increase by 6,000,000 the number of shares of the Company’s Class A common stock reserved for issuance under the Plan
• ratify the appointment of our auditors for fiscal year 2002

Q:	How do I vote?
A:	• You may vote by mail
Complete, date, sign and mail the proxy card in the enclosed postage pre-paid envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

If you do not mark your voting instructionson the proxy card, your shares will be voted:

☐ for the election of eight Directors
☐ for the amendment to the 2000 Class A Equity Incentive Plan

☐ for ratification of the appointment of our auditors for fiscal year 2002

• You may vote by telephone
You may do this by following the “Vote by Telephone” instructions on your proxy card. If you vote by telephone, you do not have to mail in your proxy card.

• You may vote on the internet
You may do this by following the “Vote by Internet” instructions on your proxy card. If you vote by internet, you do not have to mail in your proxy card.

• You may vote in person at the meeting
You may complete the ballot we will pass out to any stockholder who wants to vote at the meeting. However, if you hold you rshares in street name, you must request a proxy from your stockbroker in order to vote at the meeting.

Q:	What does it mean if I receive more than one proxy card?
A:	It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all proxy cards to ensure that all your shares are voted.
Q:	What if I change my mind after I return my proxy?
A:

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:
• sending a signed statement to the Company that the proxy is revoked, or
• signing another proxy with a later date, or
• voting by telephone or on the internet (your latest telephone or internet vote is counted), or
• voting at the meeting.

Q:	Will my shares be voted if I do not sign and return my proxy card?
A:

If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

EA lists our Class A common stock on The Nasdaq Stock Market. Under the Nasdaq Rule 2260, brokerage firms are given authority to use New York Stock Exchange rules to vote customers’ unvoted shares on some “routine” matters. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote customers’ unvoted shares on non-routine matters. Unvoted shares are considered ineligible to vote on non-routine matters, rather than as a vote against the matters.

EA believes that all of our proposals described later under “Proposals To Be Voted On” are routine matters.

If you do not give a proxy to vote your shares, your brokerage firm may either:

• vote your shares on routine matters, or
• leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the meeting.

Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker. You may have granted to your stockbroker discretionary voting authority over your account.

Q:	Who will count the votes?
A:	Employees of Wells Fargo Shareowner Services will tabulate the votes and act as the inspectors of election.
Q:	How many shares must be present to hold the meeting?
A:	To hold the meeting and conduct business, a majority of EA’s outstanding voting shares as of June 4, 2001 must be present at the meeting. On this date the Company had a total of 142,573,266 shares of Class A and Class B common stock entitled to vote a total of 136,649,141 votes. Shares representing a majority, or 68,324,571 of these votes must be present. This is called a quorum.

Votes are counted as present at the meeting if the stockholder either:
• is present and votes in person at the meeting, or
• has properly submitted a proxy card or voted via telephone or the internet.
Q:	How many votes must the nominees have to be elected as Directors?
A:	The eight nominees receiving the highest number of “for” votes will be elected as Directors. This number is called a plurality.
Q:	What happens if one or more of the nominees is unable to stand for re-election?
A:	The Board may reduce the number of Directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy card, Lawrence F. Probst III and E. Stanton McKee can vote your shares for a substitute nominee. They cannot vote for more than eight nominees.

Q:	How many votes must the 2000 Class A Plan have to pass?
A:	To pass, the amendment to the 2000 Class A Plan must receive a “for” vote of a majority of the votes present at the meeting in person or by proxy.

Q:	How are votes counted?
A:

You may vote either “for” each nominee or withhold your vote. You may vote “for”, “against” or “abstain” on the proposals to amend the 2000 Class A Plan, and for ratification of the independent auditors.
If you abstain from voting on the 2000 Class A Plan amendment, or on the auditors, it has the same effect as a vote against.
If you sign & return your proxy without voting instructions, your shares will be counted as a “for” vote in favor of each nominee and in favor of each proposal.

Q:	Where do I find the voting results of the meeting?
A:	We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second fiscal quarter of 2002. We will file that report with the Securities and Exchange Commission, and you can get a copy by contacting our Investor Relations Hotline at (650) 628-7352 or the SEC at (800) SEC-0330 for the location of its nearest public reference room. You can also get a copy on the internet through the SEC’s electronic data system called EDGAR at www.sec.gov.

Q:	Why is EA amending the Class A Plan?
A:	We are amending the 2000 Class A Plan to increase the number of shares available. We want to ensure that there are approved shares for employees to participate in our Class A Plan. The Company believes it is essential to be able to grant stock options to new and existing employees in order to recruit and retain key talent.

Q:	How much did this proxy solicitation cost?
A:	The Company has retained Georgeson & Company Inc. to solicit proxies from stockholders at an estimated fee of $9,000 plus expenses. (Note that this fee does not include the costs of printing and mailing the proxy statements.) Some of the officers and other agents may also solicit proxies personally, by telephone and by mail. EA will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of common stock.

Q:	Whom can I call with any questions?
A:	You may call Wells Fargo Shareowner Services at 1-800-468-9716.

PROPOSALS TO BE VOTED ON

Proposals To Be Voted On

1. ELECTION OF DIRECTORS
Nominees for election this year are:

• Leonard S. Coleman

• Linda J. Srere

Nominees for re-election this year are:

• M. Richard Asher

• William J. Byron

• Daniel H. Case III

• Gary M. Kusin

• Timothy Mott

• Lawrence F. Probst III

The Board recommends a vote for these nominees.

Mr. Coleman and Ms. Srere were appointed as Directors by the Board of Directors effective June 1, 2001 and June 11, 2001, respectively and each has consented to serve a one-year term. Each of the remaining nominees is presently a Director of the Company and has consented to serve a one-year term.

2. AMENDMENT TO THE 2000 CLASS A PLAN
The 2000 Class A Plan, which was approved by the stockholders on March 22, 2000, continues EA’s program to provide equity incentives by granting options to employees qualified under the Class A Plan to purchase shares of the Company’s common stock. These grants are offered to assist the Company in recruiting and retaining qualified officers and employees of the Company and its subsidiaries and affiliates. Since its initial approval by the stockholders, the Company has reserved 6,200,000 shares of its Class A common stock for issuance under the Plan.

This amendment would:

• Increase the number of shares by 6,000,000 to a total of 12,200,000 shares of common stock for issuance under the 2000 Class A Plan.

The Board recommends a vote for the amendment to the 2000 Class A Plan.

If you would like more information about the 2000 Class A Plan, a summary of its terms is included as Appendix B to this Proxy Statement.

3. RATIFICATION OF THE APPOINTMENT OF KPMG LLP, INDEPENDENT AUDITORS

KPMG LLP has audited the financial statements of EA and its consolidated subsidiaries since fiscal year 1987 and the Board has appointed them for fiscal year 2002. The Audit Committee and the Board believe that KPMG’s long-term knowledge of EA and its subsidiaries is valuable to the Company. Representatives of KPMG LLP have direct access to members of the Audit Committee and the Board.

The Board recommends a vote to ratify theappointment of KPMG LLP.

4. OTHER BUSINESS
The Board knows of no other business for consideration at the meeting. If other matters are properly presented at the meeting, or for any adjournment or postponement of the meeting, Lawrence F. Probst III and E. Stanton McKee, Jr. will vote, or otherwise act, in accordance with their judgment on such matters.

THE BOARD OF DIRECTORS

BOARD OF DIRECTORS

BIOGRAPHIES

M. RICHARD ASHER

DIRECTOR SINCE 1984

Mr. Asher, age 69, is presently a consultant. He was a senior executive officer in the music and record business with CBS, Warner Brothers and PolyGram Records for over 20 years. Mr. Asher is a Director of several private companies.

WILLIAM J. BYRON

DIRECTOR SINCE 1989

Mr. Byron, age 68, is currently self-employed. From July 1985 through July 1988, he was President of Sanyo Electric Consumer Products Division. Mr. Byron was Vice Chairman of the Sanyo Fisher Corporation from January 1987 through July 1988.

DANIEL H. CASE III

DIRECTOR SINCE 1993

Mr. Case, age 43, is currently Chairman of JPMorgan H & Q. Mr. Case serves on the Board of Directors of AMB Property Corp. and other private or non-profit entities. Mr. Case joined Hambrecht & Quist in 1981 and has held positions in management, corporate finance, mergers and acquisitions and venture capital. He was CEO or Co-CEO from 1992 to April 2001. Hambrecht & Quist was acquired by Chase Manhattan Corporation in December 1999 which merged with J.P. Morgan & Co. in December 2000.

GARY M. KUSIN

DIRECTOR SINCE 1995

Mr. Kusin, age 50, has been the Chief Executive Officer of HQ Global Workplaces, Inc., the world’s largest provider of serviced offices, since September of 1998. From March 1995 until August of 1998, Mr. Kusin was co-founder and Chairman of Kusin Gurwitch Cosmetics, LLC. From 1983 through February of 1995, Mr. Kusin was the co-founder and President of Babbages, Inc.

TIMOTHY MOTT

DIRECTOR SINCE 1990

Mr. Mott, age 52, is currently a partner of Ironwood Capital. Mr. Mott was a co-founder of the Company and was employed by the Company from 1982 to 1990 in a variety of capacities including Senior Vice President of Business Development and Managing Director of Electronic Arts (UK) Limited.

LAWRENCE F. PROBST III

DIRECTOR SINCE 1991

Mr. Probst, age 51, has been employed by EA since 1984. He has served as Chairman of the Board since July 1994, and Chief Executive Officer since May 1991. Previously Mr. Probst served as President from 1991 until 1998 and Senior Vice President of EA Distribution from 1987 to 1991. Mr. Probst is also a member of the Board of Directors of MP3.com, Inc.

LEONARD S. COLEMAN

HAS NOT PREVIOUSLY BEEN A DIRECTOR

Mr. Coleman, age 52, was appointed as a Director by EA’s Board of Directors effective June 1, 2001. He has been Senior Advisor to Major League Baseball since November 1999. Mr. Coleman was President of The National League of Professional Baseball Clubs from 1994 to 1999, having previously served since 1992 as Executive Director, Market Development of Major League Baseball. Mr. Coleman serves on the Board of Directors of Cendant Corporation and the following corporations

BOARD AND COMMITTEE MEETINGS

which file reports pursuant to the Exchange Act: Owens Corning, The Omnicom Group, New Jersey Resources, H. J. Heinz Company and Radio Unica. Mr. Coleman is also a Director of several not-for-profit organizations, including the Jackie Robinson Foundation of which he is the Chairman.

LINDA J. SRERE

HAS NOT PREVIOUSLY BEEN A DIRECTOR

Ms. Srere, age 45, was appointed as a Director by EA’s Board of Directors effective June 11, 2001. She is currently President of Young & Rubicam Advertising. Previously, Ms. Srere was Vice Chairman and Chief Client Officer of Young & Rubicam Inc. (“Y&R”), a diversified global marketing and communications company, since September 1998, and worked for Y&R since September 1994, when she first joined the company as Executive Vice President and Director of Business Development. Ms. Srere became Group Managing Director in 1996, where she was responsible for directing Y&R’s Advertising global new business efforts, and in 1997, was named Chief Executive Officer of Y&R’s New York office, becoming the first female CEO in the company’s 75-year history.

NUMBER OF DIRECTORS

At the meeting, stockholders will elect Directors to hold office until the next Annual Meeting. The Company’s Board currently has eight members, Mr. Coleman and Ms. Srere are nominated for election for the first time. The remaining six Directors are nominees for re-election this year. Shares represented by the proxy will be voted for the election of the eight nominees recommended by EA’s management unless the Proxy is marked to “withhold authority” to so vote.

BOARD AND COMMITTEE MEETINGS

The Company held four regular Board meetings and the Directors approved four Actions by Written Consent in the 2001 fiscal year. During fiscal year 2001, each member of the Board of Directors participated in at least 75% of all board and applicable committee meetings held during the period for which he was a director. This table describes the Board’s committees.

			Number of Committee
Name of Committee and Members		Functions of the Committee	Meetings in FY2001

A U D I T	•	Meets with EA’s independent auditors to review the Company’s	1
		internal control systems, financial reporting procedures and the	Regular Meeting
M. Richard Asher		general scope and results of the Company’s annual audit

Timothy Mott	•	Reviews the fees charged by the independent auditors	4

Gary M. Kusin	•	Recommends to the Board the selection of independent auditors	Telephone Meetings

COMPENSATION	•	Administers all EA’s employee, Director and non-employee equity	1
		plans for Class A and Class B common stock	Regular Meeting
M. Richard Asher
	•	Determines the compensation of the executive officers
William J. Byron
Daniel H. Case III	•	Delegates to a Company management committee the authority to	3
		grant Class A Options to non-executives up to 15,000 shares per	Telephone Meetings
		non-executive employee within one calendar year

	•	Reviews and approves:	13
		Compensation philosophy	Actions by Written Consent
		Programs for annual and long-term executive compensation
		Material employee benefit plans

NOMINATING	•	Recommends prospective Director nominees	Nominating Committee matters
			were addressed by the entire
M. Richard Asher	•	Endorses the slate of Directors for election at the Annual Meeting	Board of Directors during
			regularly scheduled meetings
Timothy Mott

Lawrence F. Probst III
DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Mr. Probst, the Company’s Chief Executive Officer, is not paid additional compensation for his services as a Director. During fiscal 2001, compensation for non-employee Directors included the following stock and cash elements:

CASH COMPENSATION

• $16,000 annual retainer

• $1,200 for each Board meeting attended

• $950 for each telephone Board meeting attended

• $1,000 for each Committee meeting attended

• $750 for each telephone Committee meeting attended

• $1,000 per day, with the approval of the Board of Directors to individual Directors for special assignments

STOCK COMPENSATION

Under the Directors’ Plan, non-employee Directors receive an automatic grant of options to purchase 8,000 shares of Class A common stock upon re-election. New Directors receive a grant of 25,000 shares to purchase Class A common stock under the Directors’ Plan upon their election or appointment.

Under the Board Stock Ownership Guidelines, each non-employee Director is also required, within 3 years, to own EA Class A common shares having a value of at least 3 years annual retainer.

An annual option grant to purchase 16,000 shares of Class A common stock under the Directors’ Plan to each non-employee Directors was made on July 27, 2000, on the date of their re-election to the Board, at an exercise price of $46.50 per share. The number of shares subject to the option and the exercise price of options have been adjusted to reflect a one share for one share stock dividend effected for Class A common stock on September 8, 2000.

On March 22, 2000, the stockholders approved the Class B Equity Incentive Plan. Under this plan, each non-employee Director who was in office on March 22, 2000, received an initial automatic grant of options to purchase 10,000 shares of Class B common stock and each new Director will receive a similar grant. Upon re-election to the Board each non-employee Director will automatically be granted an option to purchase 2,500 shares of Class B common stock.

On May 3, 2000, an initial automatic grant of options to purchase 10,000 shares of Class B common stock, at an exercise price of $9.00 was granted to each non-employee Director. An annual option grant to purchase 625 shares of Class B common stock, pro-rated under the Class B Plan to each non-employee Director was made on July 27, 2000, on the date of their re-election to the Board, at an exercise price of $9.00 per share.

Under the Directors’ and Equity Incentive Plans, non-employee Directors may elect to receive all or part of their cash compensation in the Company’s Class A and Class B common stock.

PRINCIPAL STOCKHOLDERS

PRINCIPAL STOCKHOLDERS

This table shows how much EA common stock is owned by the Directors, certain executive officers and owners of more than 5% of the Company’s outstanding common stock, as of May 25, 2001.

AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

Title of Class				Percent of Outstanding
Common Stock	Name	Number of Shares Owned(1)	Right to Acquire(2)	Shares in Class

A	T. Rowe Price Associates, Inc.(3)	17,133,300	—	12.6

A	Putnam Investment Management Company (4)	9,522,408	—	7.0

A	Montag & Caldwell, Inc. (5)	8,337,550	—	6.1

A	Lawrence F. Probst III	372,145	1,203,100	1.1

A	John Riccitiello	7,639	98,900	*

A	Don A. Mattrick	0	176,624	*

A	E. Stanton McKee, Jr.	142,841	117,500	*

A	Nancy Smith	5,643	199,200	*

A	M. Richard Asher	170,408	108,160	*

A	William J. Byron	50,490	141,494	*

A	Daniel H. Case III	1,000	86,960	*

A	Gary M. Kusin	1,672	5,160	*

A	Timothy Mott	140,328	115,760	*

A	All executive officers and Directors
	as a group (15 persons) (6)	924,855	2,994,118	2.9

B	News America Incorporated (7)	2,000,000	—	32.0	(9) (10)

B	America Online Inc. (8)	4,000,000	—	64.0	(9) (10)

B	John Riccitiello	50,000	50,400	1.6	(9) (10)

B	Lawrence F. Probst III	25,000	14,400	*

B	Don A. Mattrick	25,000	14,400	*

B	E. Stanton McKee, Jr.	15,000	8,000	*

B	Nancy Smith	10,000	6,400	*

B	M. Richard Asher	—	3,156	*

B	William J. Byron	—	3,156	*

B	Daniel H. Case III	—	3,156	*

B	Gary M. Kusin	—	3,156	*

B	Timothy Mott	—	3,156	*

B	All executive officers and Directors
	as a group (15 persons) (6)	160,000	93,600	4.0

*(1)	Less than 1% Unless otherwise indicated in the footnotes, includes shares for which the named person:
• has sole voting and investment power, or
• has shared voting and investment power with his or her spouse Excludes shares that may be acquired through stock option exercises
(2)	Shares that can be acquired through stock option exercises within 60 days of May 25, 2001.
(3)	Based on information contained in a report on Schedule 13-G filed with the SEC on February 14, 2001. These securities are owned by various individual and institutional investors including T. Rowe Price Science and Technology Fund, Inc. which owns 8,400,000 shares, representing 6.2% of the shares outstanding, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.
(4)	Certain Putnam Investment managers (together with their parent corporations, Putnam Investments, Inc. and Marsh& McLennan Companies, Inc.), are considered “beneficial owners” in the aggregate of the number of shares, which shares were acquired for investment purposes by such investment managers for certain of their advisory clients. Based on information confirmed by Putnam on May 25, 2001 and its Schedule 13G filed with the SEC on February 15, 2001. The Address for Putnam Investment Management Company is One Post Office Square, Boston, Massachusetts 02109.

(5)	Based on information contained in a report on Schedule 13-G filed with the SEC on February 1, 2001.The Address for Montag & Caldwell, Inc. is 3343 Peachtree Road, 1100 Atlanta Financial Center, Atlanta, Georgia 30326-1450.

(6)	In addition to the officers and Directors named in this table, five other executive officers are members of the group.

(7)	The address for News America Incorporated is 1211 Avenue of the Americas, New York, New York 10036.

(8)	The address for America Online Inc. is 22000 AOL Way, Dulles, Virginia 20166.

(9)	On an "as voted" basis, News America holds seven hundredths of one percent (.07%) of the voting shares of the Company, AOL holds fifteen hundredths of one percent (.15%), and Mr. Riccitiello holds less than one hundredth of one percent of the voting shares of the Company.

(10)	Excludes 24 million Class B common shares nominally issued to the Company as its Retained Interest in the Class B common stock, 8 million shares reserved for the equity incentive plans for employees and contractors and 2 million shares reserved for issuance upon exercise of a warrant held by AOL. On a fully allocated basis, AOL and News America Incorporated hold 10 percent and 5 percent, respectively, and Mr. Riccitiello holds less than 1 percent of the Class B common stock.

PERFORMANCE GRAPH

STOCK PRICE PERFORMANCE GRAPH

The following graph shows a five-year comparison of cumulative total returns in the period from March 31, 1996 through March 31, 2001, for the Company’s Class A common stock, Nasdaq Market Composite Index and JP Morgan H&Q Technology Index,* each of which assumes an initial value of $100.

The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of EA’s Class A common stock.

STOCK PRICE PERFORMANCE GRAPH

*Previously named Hambrecht & Quist High Technology Index.

Information presented is as of the end of each fiscal year ended March 31st. This graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 as amended, or under the Securities Exchange Act of 1934 as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

Summary Compensation Table

SUMMARY COMPENSATION TABLE

Compensation of Executive Officers

This table shows compensation information for the Company’s Chief Executive Officer and the next four most highly compensated executive officers for the last three fiscal years. We refer to all of these officers as the “Named Executive Officers”.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation

				Securities	All Other
Name and Principal Position	Year	Salary(1)	Bonus(2)	Underlying Options(#)	Compensation($)(3)

Lawrence F. Probst III	2001	$594,535	212,885	320,000	$990
Chairman and Chief	2000	590,257	511,500	170,000	957
Executive Officer	1999	572,347	522,620	170,000	912

John Riccitiello	2001	502,905	135,000	315,000	990
President and Chief	2000	479,295	355,673	160,000	792
Operating Officer	1999	431,886	437,325	120,000	567

Don A. Mattrick	2001	500,434	127,012	245,000	—
President, Worldwide	2000	473,507	348,500	160,000	—
Studios	1999	429,991	386,325	140,000	—

E. Stanton McKee, Jr.	2001	403,679	106,400	110,000	990
Executive Vice President,	2000	393,062	249,500	70,000	957
Chief Financial and	1999	370,561	287,245	80,000	567
Administrative Officer

Nancy L. Smith	2001	402,315	259,075	110,000	990
Executive Vice President	2000	382,330	228,500	70,000	911
and General Manager of	1999	360,020	295,113	50,000	566
North American Publishing
(1)	Includes salary actually received during fiscal year, pre-tax health care contributions, and for U.S. officers deferred compensation for Section 125 Flexible Spending Account and Dependent Care Account (if elected) and Section 401(k) Plan contributions and employer matching contributions.

(2)	Represents bonuses earned during the fiscal year.

(3)	Represents Company paid term life insurance premiums for the benefit of executive officers.

OPTIONS GRANTED

STOCK OPTION GRANTS

This table shows stock option grants to the Named Executive Officers during the last fiscal year. All the grants listed below were made pursuant to the Company’s 2000 Class A Plan for Class A common stock, and the 2000 Class B Plan for Class B common stock. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or “option spreads” that would exist for the options at the end of their respective 10 year terms. This hypothetical gain is based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective ten year option terms. Actual gains, if any, on option exercises are dependent on the future performance of EA’s common stock. The hypothetical gains shown in this table are not intended to forecast possible future appreciation, if any, of the stock price.

OPTIONS GRANTED IN FISCAL 2001
						Potential Realized Value at
						Assumed Annual Rates of
						Stock Price Appreciation for
	Number of		Percent of Total Options			Option Term (9)
	Securities Underlying		Granted to Employees	Exercise Price	Expiration
	Options Granted		in FY 2001 (1)	Per Share(2)(3)	Date	5%	10%

Lawrence F. Probst III
Class A Common Stock	250,000		4.3312	$49.3125	09/29/10	$7,753,092	$19,647,856
Class B Common Stock	70,000	(4)	1.2211	$9.0000	05/03/10	$396,204	$1,004,058

John Riccitiello
Class A Common Stock	175,000		3.0319	$49.3125	09/29/10	$5,427,164	$13,753,499
Class B Common Stock	115,000	(5)	2.0060	$9.0000	05/03/10	$650,906	$1,649,523
Class B Common Stock	25,000	(5)	0.4361	$9.0000	05/25/10	$141,501	$358,592

Don A. Mattrick
Class A Common Stock	175,000		3.0319	$49.3125	09/29/10	$5,427,164	$13,753,499
Class B Common Stock	70,000	(6)	1.2211	$9.0000	05/03/10	$396,204	$1,004,058

E. Stanton McKee, Jr.
Class A Common Stock	70,000		1.2127	$49.3125	09/29/10	$2,170,866	$5,501,400
Class B Common Stock	40,000	(7)	0.6978	$9.0000	05/03/10	$226,402	$573,747

Nancy L. Smith
Class A Common Stock	80,000		1.3860	$49.3125	09/29/10	$2,480,989	$6,287,314
Class B Common Stock	30,000	(8)	0.5233	$9.0000	05/03/10	$169,802	$430,310

(1)	The Company granted 5,772,018 Class A Common Stock options and 5,732,667 Class B Common Stock options to employees in fiscal 2001.
(2)	Class A Exercise price is equal to the fair market value on the date of grant. Class A Options vest 2% a month for 50 months.
(3)	Class B Exercise price is the fair market value on the date of grant as determined by the Compensation Committee in good faith. Class B Options vest 2% a month for 50 months. Class B restricted shares, purchased under restricted stock purchase agreements, will become vested and the restrictions relating to transferability on such shares will lapse, as to 2% a month from April 17, 2000 for 50 months.

(4)	Mr. Probst received a stock option grant for 45,000 shares and purchased 25,000 restricted shares under a restricted stock purchase agreement.
(5)	Mr. Riccitiello received a stock option grant for 90,000 shares and purchased 50,000 restricted shares under two restricted stock purchase agreements.
(6)	Mr. Mattrick received a stock option grant for 45,000 shares and purchased 25,000 restricted shares under a restricted stock purchase agreement.
(7)	Mr. McKee received a stock option grant for 25,000 shares and purchased 15,000 restricted shares under a restricted stock purchase agreement.
(8)	Ms. Smith received a stock option grant for 20,000 shares and purchased 10,000 restricted shares under a restricted stock purchase agreement.
(9)	Based on 131,919,000 shares of the Company’s Class A common stock outstanding as of September 29, 2000 and a closing bid price of common stock that day of $49.3125, the following gains for all stockholders, assuming a ten year term, would be:

5% STOCK PRICE APPRECIATION	10% STOCK PRICE APPRECIATION

$4,091,120,348	$10,367,702,203

OPTIONS EXERCISED

OPTIONS EXERCISED

This table shows stock option exercises and the value of unexercised stock options held by the Named Executive Officers during the last fiscal year.

2001 AGGREGATED OPTION EXERCISES AND MARCH 31, 2001 OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
			Options at March 31, 2001		at March 31, 2001(2)
Number of Shares
Acquired on Exercise		Value(1) Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Lawrence F. Probst III
Class A Common Stock	591,000	$21,549,725	1,196,900	653,100	$47,784,094	$15,708,406
Class B Common Stock	25,000	$0.00	0	45,000	$0.00	$135,000

John Riccitiello
Class A Common Stock	188,000	$5,042,013	70,900	640,100	$1,402,800	$17,086,750
Class B Common Stock	50,000	$0.00	0	90,000	$0.00	$270,000

Don A. Mattrick
Class A Common Stock	443,876	$14,791,935	139,624	455,700	$3,376,530	$10,601,375
Class B Common Stock	25,000	$0.00	0	45,000	$0.00	$135,000

E. Stanton McKee, Jr.
Class A Common Stock	150,000	$5,410,066	194,500	295,500	$6,574,481	$8,340,144
Class B Common Stock	15,000	$0.00	0	25,000	$0.00	$75,000

Nancy L. Smith
Class A Common Stock	199,600	$6,904,202	175,600	166,400	$5,343,988	$3,222,638
Class B Common Stock	10,000	$0.00	0	20,000	$0.00	$60,000

(1)	This number is calculated by:
• The market value on the date of exercise.
• Subtracting the option exercise price from the market value on the date of exercise to get the realized value per share, and
• Multiplying the realized value per share by the number of options exercised.

(2)	This number is calculated for Class A common stock by:
• Subtracting the option exercise price from the fair market value of the Company’s Class A common stock at the close of business on March 31, 2001, ($54.3125) to get the value per option, and
• Multiplying the value per option by the number of exercisable and unexercisable options.
This number is calculated for Class B common stock by:
• Subtracting the option exercise price from the fair market value of the Company’s Class B common stock at the close of business on March 31, 2001, ($12.00) to get the value per option, and
• Multiplying the value per option by the number of exercisable and unexercisable options.

EMPLOYMENT AND SEVERANCE AGREEMENTS

EA currently has no employment contracts with any Named Executive Officer or severance arrangements with respect to their resignation or termination of employment, except that outstanding options under the 2000 Class A and Class B Plans, including those held by executive officers, may immediately vest in connection with certain changes in control or ownership of the Company, unless the successor company assumes or replaces those options.

The following is the Report of the Compensation Committee describing the compensation policies applicable to EA's executive officers. This information shall not be deemed to be “soliciting material” or to be "filed" with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that EA specifically incorporates it by reference into a filing.

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Responsibilities and Composition
of the Compensation Committee

The Compensation Committee currently consists of Mr. Asher, Mr. Byron and Mr. Case. None of these members is a current or past employee of EA or any of its subsidiaries, nor are any of them eligible to participate in any of the executive compensation programs of the Company except through automatic formulaic grants pursuant to the 2000 equity incentive plans. Each of the members is a “non-employee Director” as defined by the Securities Exchange Commission. In addition, each meets the definition of “outside Director” for the purposes of administering the compensation programs to meet the tax deductibility criteria under Section 162(m) of the Internal Revenue Code.

The Compensation Committee reviews and approves the compensation philosophy and policies for the Company’s executives and reviews the salaries, bonuses and stock incentives of each of the executive officers including the Chief Executive Officer. The Compensation Committee also administers the Company’s equity compensation plans and the bonus plan for executive officers and all significant or non-standard equity grants for other employees.

Compensation Philosophy and
Challenges

EA's compensation philosophy for executives relies on two basic principles. First, a significant portion of each executive's compensation should be in the form of equity to align the executives' interests with those of EA's stockholders. Second, a significant portion of each executive's cash compensation should be performance based and "at risk" varying from year to year, depending on EA and the individual meeting financial and other performance measures. For fiscal year 2001 this was demonstrated by the significant reductions in the incentive plan payouts in response to our Company’s financial performance. Our executives remain committed to our pay for performance philosophy and ensure that pay mirrors our performance.

In the last fiscal year, competitive recruiting efforts aimed at EA's executives continued. We also continued to recruit for key talent and executives. Our competition for attracting and retaining talent broadly encompasses the three market segments in which EA operates: entertainment, high technology (including the internet market), and consumer packaged goods.

The competitive marketplace for seasoned and proven executives, as well as key creative talent remains fierce. EA's leading position within the interactive entertainment industry makes it a prime target for recruiting of executives and key creative talent to assist in the consolidation that the interactive entertainment industry is experiencing.

The Company has continued to build its senior management team during the last fiscal year and has been successful in attracting talent from our industry and other market segments to add management depth and experience to the organization. We continue to look at creative new methods using our compensation programs to successfully recruit new talent into the organization while maintaining parity with compensation of current key executives.

As a leading technology based content creation company, EA is also a recruiting target for Internet based companies. We have seen the positive effects on our recruiting and retention as a result of the change in the Internet market. However, as we continue to post successes with EA.com, it is important that we remain cognizant of the competitive nature of the marketplace and the attractiveness of our executives to other companies.

Continuing to shape and develop our practices to create compensation packages that allow EA to compete for the best talent across all three business segments, while maintaining parity with compensation of current key executives, remains a challenge and priority for the Company. We are continuously reevaluating alternative and creative compensation plans to address this challenge, with a particular focus on retaining and recruiting key creative talent and staff for the Company's Studio and Online businesses.

Data Considered and Process Used

In fiscal 2001 EA’s Human Resources Department gathered executive compensation data from nationally recognized surveys for the multiple markets mentioned above and provided this data to the Compensation Committee. The data was compiled from numerous companies with median sales and growth approximately equal to those of the Company. The factors used to determine the participants in the survey included annual revenues, industry, growth rate and geography. Companies included in this data were from High-Technology (primarily software developers), entertainment and selected packaged goods companies as reference points. Sales growth and operating profit in particular were evaluated to ensure that the survey companies had a record of financial success. The companies in the compensation survey overlap considerably with the companies contained in the JP Morgan H&Q Technology Index. Additional companies included in the survey group were judged to be relevant because they compete for executive talent with EA. Other companies were excluded from the survey either because they were determined not to be competitive with EA for executive talent, or because compensation information was unavailable.

EA’s executive level positions, including the CEO, were matched to comparable survey positions and competitive market compensation levels to determine base salary ranges, target incentives and target total cash compensation. Equity compensation practices in the high-tech industry were also reviewed. EA’s Human Resources Department participated in comprehensive surveys such as the IQuantic Equity Practices Survey for the High Technology Industry to assist in determining appropriate equity level compensation.

This competitive market data is reviewed by the Human Resources Department with the CEO for each executive level position, and with the Compensation Committee for the CEO and other key executives. In addition, each executive officer's performance for the last fiscal year and objectives for the subsequent year are reviewed in written form. The Compensation Committee also considers each executive's responsibility level and EA’s fiscal performance compared to objectives and potential performance targets for the subsequent year.

Executive Compensation

The Compensation Committee awards executive compensation in three components: base salary, cash incentive bonus and equity incentives.

Base Salary. Base salaries have been established at the approximate 75th percentile of comparable positions at companies included in the survey. In addition, the Compensation Committee considered each executive's performance over the last year as reported by the CEO and the Sr. Vice President of Human Resources, as well as each executive's responsibility level. For fiscal year 2001, executive officers' base salaries were at the approximate 75th percentile of salary levels in effect for comparable positions with survey companies. Increases for the Named Executive Officers were effected in October 2000 and constituted an average increase of approximately 5.43 percent over the prior year and increases for all executive officers constituted an average increase of approximately 6.56 percent of the prior year’s base salaries.

Incentive Bonus. The Committee adopted the fiscal 2001 Bonus Plan in September 2000. The Committee assigned a target bonus to each executive officer (expressed as a percentage of that executive’s base salary), determined which portions of each executive’s target bonus are dependent on our financial performance and individual achievements and approved the overall mechanics and structure of the Bonus Plan. In accordance with our philosophy of paying for performance and because we did not meet our financial objectives for fiscal year 2001, none of the executive officers reporting to Mr. Probst received payment for the portion of their bonus tied to financial performance.

Stock Options. In May and September 2000, the Committee made Class B and Class A stock option grants, respectively, to certain executive officers including the CEO. See "Options Granted in Fiscal 2001" above. Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities, annually to provide incentives for continued performance and retention of employment and occasionally, to achieve equity within a peer group. In addition, the new Class B stock option grants, including stock purchase rights, were made to certain executive officers to ensure that each is aligned with our Class B stockholders as well as our Class A stockholders. The number of shares subject to each stock option granted to an executive officer was calculated to achieve a future value in unvested options equal to a multiple of each executive’s annual base salary assuming both growth and stock appreciation. All grants were made at fair market value on the date of grant and vest as described in the “Options Granted in Fiscal 2001” above.

Fiscal Year 2001 CEO Compensation

Compensation for the CEO is determined through a process similar to that discussed above for executive officers in general.

In October 2000, the Compensation Committee increased the base salary for Mr. Probst by 5.0%, and determined that sixty percent (60%) of his incentive compensation for fiscal year 2001 would be based on our financial performance. Accordingly, as with those executive officers who report to Mr. Probst, no incentive pay (bonus) was paid to Mr. Probst for the financial performance portion of his incentive plan for fiscal year 2001. This resulted in Mr. Probst’s overall cash compensation in Fiscal Year 2001 decreased approximately 24.1 percent from the prior fiscal year.

In May, 2000, the Compensation Committee approved new stock options under the Class B Equity Incentive Plan for Mr. Probst to purchase 70,000 shares of Class B common stock. 25,000 of those options were exercisable immediately with repurchase rights by the Company that expire over time. Mr. Probst exercised this stock purchase option by payment of cash. The remaining 45,000 option shares vest monthly over 50 months from the date of grant. In September, 2000 the Compensation Committee also approved a new stock option grant to Mr. Probst for 250,000 shares of Class A common stock based upon the retention and incentive factors discussed above and taking into account prior option grant history, the level of vested versus unvested shares and the number of shares Mr. Probst already owned as of September, 2000. The grants reflect the Committee’s continuing policy to subject a substantial portion of his overall compensation each year to the market performance of the Company’s common stock and to maintain his option holdings at a level consistent with that for other chief executive officers of the survey companies.

Tax Law Limits on
Executive Compensation

Section 162(m) of the Internal Revenue Code limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail and are contingent on stockholder approval of the compensation arrangement. The Company has endeavored to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices of flexibility and corporate objectives.

With respect to equity compensation arrangements, the Committee has structured its current stock option arrangements in a manner intended to achieve tax deductibility of such amounts. With respect to non-equity compensation arrangements, the Committee has reviewed the terms of those arrangements most likely to be subject to Section 162(m). While the Compensation Committee will consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the only factor used in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Company may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m).

COMPENSATION COMMITTEE

M. Richard Asher

William J. Byron

Daniel H. Case III

AUDIT COMMITTEE REPORT

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors (the “Audit Committee”) is comprised of three non-employee Directors, each of who is independent as defined by the NASDAQ Marketplace rules. The Audit Committee operates under written charter attached to this Proxy Statement as Appendix A.

The responsibilities of the Audit Committee include: review of EA’s annual financial statements prior to submission to the Securities and Exchange Commission (“SEC”); review of quarterly financial statements prior to earning releases; review and evaluation of the performance of the EA’s independent accountants; consultation with the independent accountants regarding internal controls and accuracy of the Company’s financial statements; recommendation to the Board of Directors the selection of the independent accountants; and assessment of the independence of the independent accountants.

The Audit Committee has received the written disclosures and letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). Additionally, the Audit Committee has discussed with management and the independent accountants the Company’s financial statements. On the basis of the reviews and discussions mentioned, the Audit Committee recommended that the audited financial statements be included in EA’s Annual Report on Form 10K for filing with the SEC.

AUDIT COMMITTEE

M. Richard Asher

Gary M. Kusin

Timothy Mott

Fees Billed For Services Rendered By Independent Auditors

For the fiscal year ended March 31, 2001, KPMG, our independent auditor, billed the approximate fees set forth below.

Audit Fees	$642,000

Financial Information
Systems Design and
Implementation Fees	—

All Other Fees	988,000

Total Fees	$1,630,000

OTHER INFORMATION

OTHER INFORMATION

CERTAIN TRANSACTIONS

EA and John Riccitiello, President and COO, entered into a residential lease dated October 13, 1997 in connection with Mr. Riccitiello’s employment by EA and relocation from Illinois to California. The lease was for a five year term and provided for monthly payments by Mr. Riccitiello of $7,500.00. Pursuant to the lease, Mr. Riccitiello had an option to purchase the residence at EA’s acquisition cost, plus the costs of improvements made by EA for a total of $3,616,256. That purchase option was exercised and the residence purchased in August 2000.

In May and June, 2000, the following executive officers entered into secured full recourse promissory notes to purchase EA’s Class B stock under Restricted Stock Purchase Agreements: Mr. Riccitiello, $449,500; Mr. Mattrick, $224,750; Mr. McKee, $134,850; Mr. J. Russell (Rusty) Rueff, Jr., $134,850, and Mr. David Carbone, $44,950. The term of the notes is five years and the interest, which rate is at a market rate as determined under applicable guidelines set forth in the Internal Revenue Code and state statutes, is due and payable quarterly.

SECTION 16(A) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Security Exchange Act of 1934 requires EA’s Directors and executive officers, and persons who own more than ten percent (10%) of a registered class of EA’s equity securities, to file reports of ownership and changes in ownership of common stock and other equity securities of EA. We have adopted procedures to assist EA’s Directors and officers in complying with these requirements, which include assisting officers and Directors in preparing forms for filing. The Company believes that EA’s officers, Directors and greater than 10% stockholders complied with all Section 16 (a) filing requirements during fiscal year ended March 31, 2001.

INDEPENDENT AUDITORS

Our Board has selected KPMG LLP as the Company’s independent auditors for the current fiscal year. They have served as the Company’s auditors since 1987. Representatives of KPMG LLP are expected to attend the meeting in order to respond to appropriate questions from stockholders and will have the opportunity to make a statement if they desire to do so.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

If you want us to consider a proposal to be included in our 2002 Proxy Statement, you must deliver it to the Company’s Corporate Secretary at our principal executive office no later than March 30, 2002.

OTHER BUSINESS

The Board does not know of any other matter that will be presented for consideration at the meeting except as specified in the notice of the meeting. If any other matter does properly come before the Annual Meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

By Order of the Board of Directors

Senior Vice President,
General Counsel and Secretary

REQUESTS TO THE COMPANY

The Company will provide, without charge, to each person to whom a proxy statement is delivered, upon request of such person and by first class mail within one (1) business day of receipt of such request, a copy of the 2000 Class A Equity Incentive Plan requested. Any such request should be directed as follows: Stock Administration Department, Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, California 94065 - telephone number (650) 628-1500.

APPENDIX A - ELECTRONIC ARTS AUDIT COMMITTEE CHARTER

APPENDIX A

ELECTRONIC ARTS BOARD OF DIRECTORS

AUDIT COMMITTEE CHARTER

I. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

Serve as an independent and objective party to monitor EA’s financial reporting process and internal control system.

Review and appraise the audit efforts of EA’s independent accountants and internal auditing department.

Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities in Section IV of this Charter.

II. COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III. MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. In addition, the Committee should meet at least annually with management separately to discuss any matters that each of the groups believe should be discussed privately. In addition, at least one member of the Committee should meet with the independent accountants and management to review EA’s financials prior to filing EA’s 10Q or 10K.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its’ responsibilities the Audit Committee shall:

DOCUMENT REVIEW

1. Review and update the Audit Committee’s Charter at least annually.

2. Review EA’s annual financial statements and reports or other financial information submitted to the Securities and Exchange Commission including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the internal reports to management of the internal control function regarding its reviews of EA subsidiaries financial operations and management’s response.

4. Review with financial management and the independent accountants the quarterly financial statements prior to earnings release.

INDEPENDENT ACCOUNTANTS

5. Recommend to the Board of Directors the selection of the independent accountants. On an annual basis the Audit Committee should review and discuss with the accountants all significant relationships and engagements the accountants have with EA to determine the accountants’ independence.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fairness and accuracy of EA’s financial statements.

FINANCIAL REPORTING PROCESS

8. In consultation with the independent accountants review the integrity of EA’s internal and external financial reporting processes.

9. Consider the independent accountants’ judgments about the quality and appropriateness of EA’s accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to EA’s auditing and accounting principles and practices as suggested by the independent accountants or EA’s management.

PROCESS IMPROVEMENT

11. Establish regular and separate systems of reporting to the Committee by each of management and the independent accountants regarding any significant judgments made in preparation of EA’s financial statements.

12. Following completion of the annual audit, review separately with the independent accountants and management any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement between management and the independent accountants in connection with the preparation of the financial statements.

14. Review with the independent accountants

and management the extent to which changes or improvements in financial or accounting practices as approved by the Committee have been implemented.

LEGAL COMPLIANCE

15. Review periodically with general counsel legal and regulatory matters that may have a material impact on EA’s financial statements.

16. Review with the general counsel legal compliance matters including corporate securities trading policies and antitrust compliance policies.

17. Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

APPENDIX B - 2000 CLASS A EQUITY INCENTIV E PLAN

APPENDIX B

GENERAL DESCRIPTION OF THE 2000 CLASS A EQUITY INCENTIVE PLAN

History. The Company’s 2000 Class A Plan was adopted by the Board on January 27, 2000 and approved by the Company’s stockholders on March 22, 2000. On April 10, 2001, the Board approved an Addendum to the 2000 Class A Plan applicable to grants of options to employees who are residents of the United Kingdom. The terms of all options granted pursuant to the Addendum are similar in all material respects to nonqualified options granted under the 2000 Class A Plan except as described herein or as necessary or appropriate to comply with applicable United Kingdom laws.

The following discussion describes the terms of the 2000 Class A Plan. All numbers of shares and exercise prices have been adjusted to reflect a one share for one share stock dividend effected in September, 2000.

Purpose. The purpose of the 2000 Class A Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options and Restricted Stock.

Administration. The 2000 Class A Plan provides that it may be administered by the Board or a committee of two (2) or more Board members appointed by the Board, the (“Committee”). The Committee may delegate one or more officers of the Company the authority to grant awards under the Plan to Participants who are not Insiders of the Company. Other than as disclosed herein, members of the Committee have no material relationships with the Company, its employees or its affiliates. Subject to the terms of the 2000 Class A Plan, the Committee determines the optionees, the number of shares subject to each option, the exercise prices, the exercise periods and the dates of grants. The Committee also has the authority to construe and interpret any of the provisions of the 2000 Class A Plan or any options granted thereunder. Such interpretations are binding on the Company and on the optionees.

The members of the Compensation Committee received no compensation for administering the 2000 Class A Plan other than their compensation for attending Board and Committee meetings. The Company bears all expenses in connection with administration of the 2000 Class A Plan and has agreed to indemnify members of the Committee in connection with their administration of the 2000 Class A Plan.

Eligibility. Under the current 2000 Class A Plan, officers, employees, and Directors of the Company or any parent, subsidiary, or affiliate of the Company are eligible to receive option grants. Option grants under the 2000 Class A Plan to employees of Electronic Arts Limited, and Bullfrog Productions Ltd. who reside in the United Kingdom are made pursuant to the Addendum, which places a limit on the aggregate exercise price of options granted to any optionee. At the last reported headcount on March 31, 2001, approximately 3,577 employees, including fifteen executive officers and Directors, were eligible to receive options under the 2000 Class A Plan. No optionee is eligible to receive option grants for more than an aggregate maximum of 350,000 Shares in any calendar year, other than new employees of the Company, who are eligible to receive up to a maximum of 700,000 Shares in the calendar year in which they commence their employment. An optionee may hold more than one option granted under the 2000 Class A Plan. Both incentive stock options ("ISO"), as defined in Section 422 of the Code and nonstatutory options ("NSO") may be granted under the 2000 Class A Plan. The 2000 Class A Plan limits the aggregate fair market value (determined as of the time the option is granted) of the shares with respect to which ISOs are exercisable for the first time by the optionee during any calendar year to not more than $100,000. There is no similar limit on NSOs granted under the 2000 Class A Plan.

Terms of the Options and the 2000
Class A Plan. Options may be granted under the 2000 Class A Plan until January 27, 2010. Subject to the provisions of the 2000 Class A Plan, the Committee may determine the vesting schedule of each option and other terms and conditions of exercisability under the 2000 Class A Plan.

Under the 2000 Class A Plan, non-employee Directors receive a NSO to purchase 8,000 shares upon re-election. New Directors would receive a grant of 25,000 shares, under the Class A Plan. Non-employee Directors may elect to receive all or part of their cash compensation in the Company’s Class A common stock.

The Committee from time to time may offer to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (which must be 100% of the Fair Market Value to a Ten Percent Stockholder), the restrictions to which the Shares will be subject and all other terms and conditions of the Award as determined in the Class A Plan.

Options granted under the 2000 Class A Plan must be exercised within ten years of the option grant date, except that an ISO granted to a person owning ten percent or more of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (a "Ten Percent Stockholder") and an ISO granted under the Addendum must be exercised within five years of the option grant date.

The Committee determines the exercise price of each option granted under the 2000 Class A Plan. The exercise price must be at least equal to the fair market value per share of the Company's common stock on the date the option is granted, except that the exercise price of an ISO granted to a Ten Percent Stockholder must be at least equal to 110% of the fair market value per share on the date of grant. On May 25, 2001, the fair market value of the Company's common stock (as determined by the closing bid price on the Nasdaq National Market on such date) was $61.80.

To exercise an option, the optionee must deliver to the Company an executed exercise notice and full payment for the shares being purchased. Shares purchased under the Addendum must be paid for in cash. With respect to all other options under the 2000 Class A Plan as currently in effect, payment may be made in cash or by other specified forms of payment.

Termination of Options. Under the 2000 Class A Plan, if an optionee’s association with the Company is terminated for any reason other than death or disability, any outstanding option that was exercisable on the date of termination, may be exercised by the optionee within three (3) months after termination (or such shorter or longer time as may be specified in the grant evidencing the option), but not later than the expiration of the option, except if an optionee is terminated for Cause, the optionee may not be entitled to exercise any option with respect to any Shares whatsoever, after termination of service. A longer exercise period may apply in the event of termination of an optionee’s association with the Company because of the optionee’s death or disability.

Changes in Capital Structure. If the Company issues additional securities to raise capital or otherwise where consideration is received for the shares, no adjustment is required in the number of shares or the exercise price per share for outstanding options under the 2000 Class A Plan. If the number of outstanding shares of common stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, or if there is a distribution of a substantial portion of the Company's assets in a spin-off or similar transaction, the number of shares of common stock available for option grants under the 2000 Class A Plan and the number of shares and the exercise price per share for each outstanding option will be proportionately adjusted, subject to any required action by the Board or stock-

holders of the Company. Effective September 8, 2000, a stock dividend was paid in the form of one additional share for each outstanding share. Accordingly, the number of outstanding options and the exercise price payable per share, as well as the number of shares available for issuance under the 2000 Class A Plan as of September 8, 2000 was adjusted to reflect the dividends.

Assumption of Options and Acceleration of Vesting. Under the 2000 Class A Plan, in the event of a Change of Control, the vesting of all options will accelerate and the options will become exercisable in full prior to the consummation of such event, at such times and on such conditions as the Committee determines, unless the successor corporation assumes the outstanding options or substitutes substantially equivalent options. In general, a “Change of Control” means a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation (with certain exceptions), or the sale of all, or substantially all, of the assets of the Company. The aggregate fair market value (determined at the time an option is granted) of stock with respect to which ISOs first become exercisable in the year of any such dissolution, liquidation, merger or sale of assets cannot exceed $100,000. Any remaining accelerated ISOs will be treated as NSOs.

TAX TREATMENT OF THE OPTIONEE

ISOs. In the case of ISOs, there is generally no tax liability at the time of grant or exercise. However, the excess of the fair market value of the stock on the exercise date over the option price is included in the optionee’s income for purposes of the alternative minimum tax. If the optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the shares. An employee who exercises an ISO might also be subject to an alternative minimum tax.

If the optionee disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the length of time the ISO Shares were held by the optionee.

NSOs. The optionee will not recognize any taxable income at the time a NSO is granted. However, upon exercise of a NSO, the optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the amount paid for that stock upon exercise of the NSO. The included amount will be treated as ordinary income by the optionee and will be subject to income tax withholding by the Company (either by payment in cash by the optionee or withholding from the optionee’s salary). Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

TAX TREATMENT OF THE COMPANY

The Company will be entitled to a deduction in connection with the exercise of a NSO by a domestic optionee to the extent that the optionee recognizes ordinary income. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.

Amendment and Termination of the 2000 Class A Plan. The Committee may amend or terminate the 2000 Class A Plan at any time and in any respect, including modifying the form of the grant or the exercise notice, except that certain amendments may require the approval of the stockholders of the Company in accordance with applicable laws and regulations. No amendment of the 2000 Class A Plan may adversely affect any outstanding option or unexercised portion thereof without the Optionee’s written consent.

If an option granted pursuant to the 2000 Class A Plan expires or terminates for any reason without being exercised in whole or in part, the shares released from such option will again become available for grant under the Class A Plan.

Outstanding Options Under the 2000 Class A Plan. 64,422 shares, as of May 25, 2001, had been issued pursuant to exercises under the 2000 Class A Plan by the Company’s optionees, 2,192 persons held NSOs under the 2000 Class A Plan to purchase an aggregate of 4,924,556 shares of common stock, with a weighted average exercise price of $47.3092 per share and there were 1,546,471 shares of common stock available for future grants under the 2000 Class A Plan. Over the term of the 2000 Class A Plan, the following Named Executive Officers have been granted options to purchase shares of common stock under the 2000 Class A Plan as follows: Lawrence F. Probst III, 250,000 shares; John Riccitiello, 175,000 shares; E. Stanton McKee, Jr., 70,000 shares; Don Mattrick, 175,000 shares; and Nancy Smith, 80,000 shares. Current executive officers as a group have been granted options to purchase 1,060,000 shares, and all employees as a group, other than executive officers, have been granted options to purchase 3,864,556 shares. The outstanding options under the 2000 Class A Plan expire from May 5, 2010 to April 23, 2011 (subject to earlier termination if an optionee’s association with the Company terminates). An aggregate of 6,200,000 shares of the Company's authorized common stock has been reserved for issuance upon the exercise of options to be granted under the 2000 Class A Plan.

Proposed Amendment of the 2000 Class A Plan. At the meeting, stockholders will be asked to approve an amendment to the 2000 Class A Plan to increase by 6,000,000 the number of shares of the Company’s Class A common stock reserved for issuance under the Plan. No shares to date have been granted or issued on the basis of such proposed approval.

ELECTRONIC ARTS INC.

209 REDWOOD SHORES PARKWAY

REDWOOD CITY, CALIFORNIA 94065

(650) 628-1500

WWW.EA.COM

NASDAQ STOCK SYMBOL: ERTS

ELECTRONIC ARTS INC.
ANNUAL MEETING OF STOCKHOLDERS
August 1, 2001 3:00 p.m.
209 Redwood Shores Parkway Redwood City, CA 94865

        The undersigned stockholder of Electronic Arts Inc., a Delaware corporation (the “Company”) hereby appoints Lawrence F. Probst III and E Stanton McKee, Jr., and each of them, proxies and attorneys-in-fact, with full power of substitution to each, on behalf of and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of the Company to be held at the Company headquarters, 209 Redwood Shores Parkway, Redwood City, CA 94065 on August 1, 2001, at 3:00 p.m., and at any adjournment thereof, and to vote all shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

   1.    ELECTION OF DIRECTORS.

☐ FOR all nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for the nominees listed below.

Nominees:	M. Richard Asher; William J. Byron, Daniel H. Case II, Leonard S. Coleman, Gary M. Kusin, Timothy
Mott, Lawrence F. Probst III, Linda J. Srere

Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the following line:

        2.    AMENDMENT TO THE 2000 CLASS A EQUITY INCENTIVE PLAN

☐ FOR                 ☐  AGAINST                    ☐ ABSTAIN

        3.    RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

☐ FOR                 ☐  AGAINST                    ☐ ABSTAIN

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3.

          (Continued and to be executed on reverse side)

(Continued from other side)

        There are three ways to vote your Proxy

        Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

        VOTE BY PHONE — TOLL FREE —1-800-240-6326 — QUICK *** EASY *** IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (noon) ET on July 31, 2001.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
•	Follow the simple instructions the voice provides you.

        VOTE BY INTERNET—http://www.proxy.com/erts/ —QUICK *** EASY *** IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (noon) CT on July 31, 2001.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.
•	You will have the option to receive all future materials via the Internet.

        VOTE BY MAIL
•
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Electronic Arts Inc., c/o Shareowner Services SM , P.O. Box 64873. St. Paul, MN 55164-0873.

If you vote by phone or Internet, please do not mail your Proxy Card
^ Please detach here ^

        THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE EIGHT NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3. In their discretion,the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. The undersigned hereby acknowledges receipt of (a) the Notice of 2001 Annual Meeting of Stockholders of the Company; (b) the accompanying Proxy Statement; and (c) the Annual Report to Stockholders for the year ended March 31, 2001.

        Please sign exactly as your name(s) appears on your stock certificate. If shares are held in the names of two or more persons (including husband and wife, as joint tenants or otherwise) all persons must sign. If shares are held by a corporation, the proxy should be signed by the president or vice president and the secretary or assistant secretary. Fiduciaries who execute the proxy should give their full title.

Signature

Signature

Dated: , 2001

[LOGO]ELECTRONIC ARTS
Two easy ways to vote!
Also, you can receive shareholder communications via the Internet
Vote by Telephone

It’s fast, convenient, and your vote is immediately confirmed and posted.

Call toll-free on a touch-tone phone using the 800 number shown on the top left of your Voting Instruction Form.

Follow these four easy steps:

1.	Read the accompanying Proxy Statement and Voting Instruction Form.

2.	Call the toll-free number shown on your Voting Instruction Form...ANYTIME!

3.	Enter your 12-digit Control Number located on your Voting Instruction Form.

4.	Follow the recorded instructions.

Your vote is important!

Call the 800 number shown on your Voting Instruction Form.
Vote by Internet

It’s fast, convenient, and your vote is immediately confirmed and posted.

The Website address is http://www.proxyvote.com/

In addition, after you vote, you will have the opportunity to sign up to receive future shareholder communications via the Internet.

Follow these four easy steps:

1.	Read the accompanying Proxy Statement and Voting Instruction Form.

2.	Go to Website http://www.proxyvote.com/...ANYTIME!

3.	Enter your 12-digit Control Number located on your Voting Instruction Form.

4.	Follow the instructions provided.

Your vote is important!

Go to http://www.proxyvote.com/

Do not return your Voting Instruction Form if you are voting by telephone or Internet.